CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     We consent to the incorporation by reference in the Registration Statements of Alpha Hospitality Corporation and Subsidiaries on Form S-3 (333-43861), on Form S-3 (333-39887) and on Form S-8 (333-37293), of our report dated March 2, 1998 on our audits of the consolidated financial statements of Alpha Hospitality Corporation and Subsidiaries as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995, which report is included in the Annual Report on Form 10-K for the year ended December 31, 1997.



                                   ROTHSTEIN, KASS & COMPANY, P.C.



Roseland, New Jersey
March 25, 1998